Exhibit 15.2

Consent of Han Kun Law Offices

April 18, 2025

To:	CHECHE GROUP INC. (the “Company”) 8/F, Desheng Hopson Fortune Plaza 13-1 Deshengmenwai Avenue Xicheng District, Beijing 100088, China

Dear Sirs/Madams,

We hereby consent to the use of our name and the summary of our opinion under the headings “Item 3. Key Information—Regulatory licenses for our operations in China”, “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry”, and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Han Kun Law Offices
HAN KUN LAW OFFICES